UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 1, 2026
Kodiak AI, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41691	98-1592112
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1049 Terra Bella Avenue, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)
(650) 209-8005
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KDK	The Nasdaq Stock Market LLC

Redeemable warrants, each exercisable for one share of common stock at an exercise price of $9.28	KDKRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Named Executive Officers
On July 1, 2026, Kodiak AI, Inc. (the “Company”), following a review of the Company’s executive compensation program by its independent compensation consultant and the Compensation Committee of the Board of Directors (the “Compensation Committee”), made certain changes to annual compensation for Don Burnette, Chief Executive Officer, Surajit Datta, Chief Financial Officer, and Michael Wiesinger, Chief Operating Officer. The Compensation Committee approved the increase of Mr. Burnette’s base salary from $425,000 to $525,000 and approved an annual incentive bonus opportunity of up to 100% of his base salary, an increase from 80% of his base salary that was previously in effect. In addition, the Compensation Committee approved the increase of Mr. Datta’s base salary from $400,000 to $450,000, and the increase of Mr. Wiesinger’s base salary from $400,000 to $450,000. These changes are effective as of July 1, 2026.
In addition, on July 1, 2026, the Compensation Committee approved grants of time-based restricted stock units under the Company’s 2025 Equity Incentive Plan (the “2025 Plan”) to Messrs. Burnette, Datta and Wiesinger with intended values at grant of $7,000,000, $2,500,000 and $2,500,000, respectively (together, the “Executive RSUs”). The Executive RSUs will vest quarterly over a four-year period, in each case, subject to a six-month vesting cliff and the applicable executive's continued service with the Company through the applicable vesting date.
Cancellation of Datta Option and Award of Restricted Stock Units
On July 1, 2026, the Company and Mr. Datta mutually agreed to cancel the time-based option to purchase 2,035,915 shares of the Company’s common stock at a price per share of $8.88 that was previously granted to Mr. Datta on August 27, 2025, in connection with his commencement of employment (the “Datta Option”). In consideration of the cancellation of the Datta Option, the Compensation Committee approved a grant of 563,063 time-based restricted stock units under the 2025 Plan to Mr. Datta (the “Datta RSUs”). The Datta RSUs will vest quarterly over a four-year period from the vesting commencement date of the Datta Option, subject to a one-year vesting cliff and Mr. Datta’s continued service with the Company through the applicable vesting date.
The foregoing descriptions of the Executive RSUs and the Datta RSUs are not complete and are qualified in their entirety by reference to the 2025 Plan and the form of restricted stock unit agreement thereunder, which are filed as Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.
EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK AI, INC.

	By:	/s/ Surajit Datta
	Name:	Surajit Datta
	Title:	Chief Financial Officer

Date: July 2, 2026